Innosys Communications, Inc.

                             INNOSYS
               TELECOMMUNICATIONS SERVICES AGREEMENT

  This Telecommunications Services Agreement ("Agreement") is
  entered into this   18th  day of December, of 1998, by and
  between INNOSYS COMMUNICATIONS, INC. ("INNOSYS"), an Illinois Corporation with its principal place of business at 907 North Elm Street, Hinsdale, IL 60521 U. S. A. and POPstar Global Communicatons, Inc.("Company"), a British Virgin Islands corporation with its principal place of business at 107 East 3rd Avenue Vancouver, BC Canada V5T 1C7.


                            WITNESSETH:

  INNOSYS agrees to provide and Company agrees to accept switched telecommunications services and other associated services (collectively "Service"), as described in Service Schedule(s) identified herewith, subject to the terms of this Agreement.

  1.           EFFECTIVE DATE - MINIMUM SERVICE TERM

  A. Effective Date This Agreement shall be effective between the parties as of the date first written above.

  B. Start of Service INNOSYS obligation to provide and Company's obligation to accept and pay for Service shall be binding to the extent provided for in this Agreement upon the execution of a Service Schedule by both parties and shall commence with respect to any Service as of the later of the Company's designated "Requested Service Date" set forth on each Service Schedule or the date Service becomes available ("Start of Service"). Start of Service for particular Switched Services shall be further described in the relevant Service Schedule(s).

  C. Minimum Service Term Except as otherwise provided herein, the parties' obligations hereunder with respect to Switched Service shall continue from the Start of Service Date and over the "Minimum Service Term" set forth in the relevant Service Schedule. Upon the expiration of the Minimum Service Term relevant to any Service, the service in question will continue to be provided on a month-to-month basis subject to termination by either party upon thirty (30) days prior written notice to the other party. Company shall be liable to pay INNOSYS for all charges associated with the Service in question during the Minimum Service Term and any month-to-month continuation thereof as well as any and all charges for actual and/or minimum usage of the Service whether such usage occurred during the Minimum Service Term or otherwise.

  2. SERVICE SCHEDULES Service requested by Company hereunder shall be requested on INNOSYS Service Schedule forms and subscribed to by authorized representatives of Company and INNOSYS (the "Service Schedule"). Each Service Schedule shall reference this Agreement and shall become a part of this Agreement to the extent that it describes the Service, Requested Service Date, Service Interconnection, if any, relevant to the Service in question, charges, specific Service terms and other information necessary for Innosys to provide Service to Company.

  3.           SERVICE INTERCONNECTIONS

  (A) Technical Requirements In order to utilize certain Switched Service, one or more full time dedicated connections between Company's network ("Company Location") and the INNOSYS Network at one or more INNOSYS designated locations ("INNOSYS POP") must be established ("Service Interconnection"). Unless otherwise indicated in a Service Schedule, Company shall be responsible for establishing each Service Interconnection over facilities subject to INNOSYS's approval.


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  (B)          Interconnection Loading  Company must provide an
  average loading on each DS-l (or DS-l equivalent) comprising the Service Interconnection at each INNOSYS location of not less than the number of minutes of usage per calendar month of 100,000 minutes per month minimum average per DS-1 span. Company's intention is to fully utilize each DS-1 and will utilize reasonable commercial efforts to do so. Innosys may, at its option, remove the circuit if ninety (90) percent utilization is not achieved after the ramp up period of three
  (3) months.

  To the extent available as determined by INNOSYS and subject to INNOSYS standard terms, conditions and charges, INNOSYS will provide space at INNOSYS location for Service Interconnections.
  Company will be responsible for the provision of echo cancellation equipment at Company's end of the Service
  Interconnections.

  4.           COMPANY RESPONSIBILITIES

  (A) Company Facilities Company has sole responsibility for the installation, testing, operation of and costs associated with facilities, services and equipment other than that specifically to be provided by INNOSYS as described in a Service Schedule ("Company Facilities). In no event will the untimely installation or non-operation of Company Facilities relieve Company of its obligation to pay charges for Service provided by INNOSYS. If Company is responsible for establishing a Service Interconnection over facilities other than those controlled by INNOSYS, INNOSYS shall not be obligated to provide Service relevant thereto if the Service Interconnection in question is not activated within sixty (60) days following the Requested Service Date.

  (B) Expedite Charges Should Company request expeditious Services and/or changes to orders and INNOSYS agrees to such request, INNOSYS will pass through the charges assessed by any supplying parties involved at the same rate to Company. INNOSYS may further condition its agreement with such request upon Company's payment of additional charges to INNOSYS.

  (C) Customer Service Company shall not be relieved of any obligation under this Agreement by virtue of the fact that Service is ultimately used by a customer of Company ("End User"). Company shall be solely responsible for End User solicitation, service requests, creditworthiness, customer service, billing and collection. Company shall be solely liable for, and shall not be relieved of any obligation hereunder on account of, amounts it cannot collect from End Users for any reason, and billing adjustments it grants End Users for any reason including adjustments for fraudulent charges, directory assistance or any other form of credit.

  (D) Fraudulent Calls Company shall indemnify and hold INNOSYS harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Services to the extent that the party claiming the calls(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Services through Company or an end-user of The Service through Company's customer distribution channels. Company shall not be excused from paying INNOSYS for Services provided to Company or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Services. In the event INNOSYS discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit INNOSYS from taking immediate action (without notice to Company) that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Services to particular ANI's or terminating Service to or from specific locations. INNOSYS shall not, however, have any obligation to monitor the Service or take any other action to detect fraudulent calls.

  (E) Licenses and State Certifications Company warrants that in all jurisdictions in which it provides long distance services that require licensing, registration or certification, it has obtained the necessary authority from the appropriate governmental authority. Further, if required by INNOSYS, Company agrees to provide proof of such authority acceptable to INNOSYS. In the event Company is prohibited, either on temporary or permanent basis, from continuing to conduct its telecommunications operations in any jurisdiction, Company shall
  (i) immediately notify

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  INNOSYS by facsimile, and (ii) send written notice to INNOSYS within twenty-four (24) hours of such prohibition.

  (F) Tax Exemption Company will provide INNOSYS with a valid tax exemption form to exempt Company, under applicable law, from taxes that would otherwise be paid by Company. INNOSYS will invoice Company for taxes that are not covered by tax exemption certificate properly filed with INNOSYS.

  (G) Forecasts Before Company's initial order for Service, Company shall provide INNOSYS with a forecast regarding the number of minutes expected to be terminated or originated in various LATAs, tandems and/or international destinations, so as to enable INNOSYS to configure optimum network arrangements. Company will provide INNOSYS with additional forecasts from time to time upon INNOSYS 's request which shall not be more frequent than once every three (3) months.

  (H) PIU Certification Absent the automatic number identification ("ANI") of the calling party, Company shall provide INNOSYS with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the INNOSYS POP is located to which the Service Interconnection is made. This Certification shall be provided by Company prior to Start of Service for any Service Interconnection and may be modified from time to time by Company and subject to recertification upon the request of INNOSYS which requests shall not be made unilaterally by INNOSYS more than once each calendar quarter. Any such modification(s) of Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Company. In the event Company fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for the pricing exhibit to Company's Service Schedule (or, if no such rates are provided, at INNOSYS 's tariffed intrastate rates). Company agrees to retain all records which support Company's Certification for a period of one (1) year or any longer period required by any applicable regulatory requirements. In the event INNOSYS or any other third party requires an audit of INNOSYS's interstate/intrastate minutes of traffic, Company agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to INNOSYS or any third party solely for the purpose of verifying Company's interstate/intrastate minutes of traffic. Company agrees to indemnify INNOSYS for any liability INNOSYS incurs in the event Company's Certification is different than that determined by the audit.

  5.           CHARGES AND PAYMENT TERMS

  (A) Taxes Company acknowledges and understands that all charges stated in Service Schedules are computed by INNOSYS exclusive of any applicable use, excise, gross receipts, sales and privilege taxes, duties, fees or other taxes or similar liabilities (other than general income or property taxes), whether charged to or against INNOSYS or Company because of the Service furnished to Company ("Additional Charges"). Such Additional Charges shall be paid by Company in addition to all other charges provided for herein.

  (B) Modification of Charges INNOSYS reserves the right to eliminate Services and/or modify charges for Services, upon not less than seven (7) days prior notice to Company for domestic Services and upon not less than twenty-four (24) hours prior notice to Company for international Services, which notice will state the effective date for the elimination or modification. If charges are increased, Company reserves the right to request INNOSYS to discontinue the services immediately and Innosys is obliged to discontinue the service to Company without penalty. The request however should be placed within twenty-four (24) hours after the notice of the increase of charges.

  (C) Charges and Payment Terms INNOSYS billings for Service are made on a weekly basis (or such other basis as may be mutually agreed to by the parties) following Start of Service. Service shall be billed at the rates set forth on The Service Requests. Company will pay each INNOSYS invoice for Service within five (5) business days of the invoice date set forth on each INNOSYS invoice to Company ("Due Date"). All payments due hereunder shall be made in U.S. dollars and made by such other method(s) as may be specified by INNOSYS from time to time. If payment is not received by INNOSYS on or before the Due Date, Company shall also pay a late fee in the amount of the lesser of one and one-half percent (1 1/2 %) of the unpaid balance of the Service charges per month or the maximum lawful rate under applicable law.

  (D) Billing Disputes Notwithstanding the foregoing, Company may deduct from INNOSYS Service billings for amounts reasonably disputed by Company, provided Company: (i) pays all undisputed charges on or before the Due Date, (ii) presents a written statement of any billing discrepancies to INNOSYS in reasonable detail on or before the Due Date of the invoice in question, and (iii) negotiates in good faith with INNOSYS for the purpose of resolving such dispute. In the event such dispute is resolved in favor of INNOSYS, Company agrees to pay INNOSYS the disputed amounts together with any applicable late fees within five (5) business days of the resolution. INNOSYS and Company agree to make good faith efforts to promptly resolve any billing disputes. In the event that any dispute cannot be resolved between the parties, then it shall be settled by arbitration pursuant to the provisions of Paragraph 16(C) hereof. INNOSYS shall not be obligated to consider any Company notice of billing discrepancies which are received by INNOSYS more than ninety (90) days from the Due Date of the invoice in question. In the event that Company fails to pay an invoice in full because of a billing dispute INNOSYS shall have the right, after giving Company five (5) business days prior notice, to suspend all or any portion of the Service to Company until such time as the dispute is resolved.

  (E) Suspension of Services In the event payment in full is not received from Company by the Due Date, INNOSYS shall also have the right, after giving Company five (5) business days prior notice, to suspend all or any portion of the Service to Company until such time as Company has paid in full all charges then due, including any late fees. Following such payment, INNOSYS shall be required to reinstate Service to Company only upon the provision by Company to INNOSYS of satisfactory assurance (such as a deposit) of Company's ability to pay for Service and Company's advance payment of the cost of reinstating Service. If Company fails to make such payment by a date determined by and acceptable to INNOSYS, Company will be deemed to have canceled the Service suspended effective the date of such suspension. Such cancellation shall not relieve Company for payment liability for the unexpired portion of the Minimum Service Term relevant to the canceled Service in question.

  (F) Credit Company's execution of this Agreement signifies Company's acceptance of INNOSYS initial and continuing credit approval procedures and policies. INNOSYS reserves the right to withhold initiation or full implementation of Service under this Agreement pending initial satisfactory credit review and approval thereof which may be conditioned upon terms specified by INNOSYS including, but not limited to, Security for payments due hereunder in the form of a cash deposit, guarantee, irrevocable letter of credit or other means. Upon request by INNOSYS at any time, Company agrees to provide financial statements or other indications of financial circumstances. In addition, as may be determined by INNOSYS in its sole discretion at any time, if the financial circumstances, payment history or credit exposure of Company is or becomes unacceptable, INNOSYS may require a new or increased deposit, guarantee or irrevocable letter of credit, at INNOSYS option, to secure Company payments for the term of the Agreement. Failure of Company to provide the requested Security within five (5) business days after demand by INNOSYS shall permit INNOSYS to suspend service and/or terminate this Agreement without further notice.

  6. WARRANTY INNOSYS will use reasonable efforts under the circumstances to maintain its overall network quality. The quality of Service provided hereunder shall be consistent with other common carrier industry standards, government regulations and sound business practices. INNOSYS MAKES NO OTHER

  WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY
  OR FITNESS FOR A PARTICULAR PURPOSE OR USE. Agreement is contingent upon satisfactory quality testing by Company.

  7. CONTINUING RELATIONSHIP AND TERMINATION This Agreement and the relationship of the Parties may be terminated in accordance with applicable provisions hereof and/or the occurrence of any of the following events which shall constitute a default:

  (A)          INNOSYS may terminate this Agreement in the event:

  (1) Company fails to make any payment when due and fails to cure such default within five (5) days after receipt of notice of such default; or

  (2) Company fails to furnish security within five (5) days after demand by INNOSYS pursuant to Paragraph 5(F) hereof.

  (B) A party may terminate This Agreement in the event of:

  (1) A material breach of this Agreement by the other party (other than as specified in Paragraph 7(A) above) which is not cured by the breaching party within fourteen (14) days after receipt of notice of such default;

  (2) The adjudication of bankruptcy of the other party under any Federal, state or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by such other party of its proprieties and interest for the benefit of its creditors; or

  (3) The determination by any governmental entity having jurisdiction over the Service provided under this Agreement that the relationship of the Parties and/or Services provided hereunder are contrary to then existing laws.

  8.           LIABILITY AND INDEMNITY

  (A) Limited Liability IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT, THE SERVICE OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER.

  (b) Indemnity In the event parties other than Company (e.g., End-Users and/or their customers) shall have use of the Service through Company, then Company agrees to forever indemnify and hold INNOSYS, its affiliated companies and any third-panty provider or operator of facilities employed in provision of the Service harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which may be asserted by said parties arising out of or relating to any defect in the Service.

  9. FORCE MAJEURE If either party's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergency, insurrection, riot, war, strike, lockout or work stoppage or other labor difficulties, supplier failure, shortage, breach or delay, then such party shall be excused from such performance on a day-to-day basis to the extent of such restriction or interference. Such party shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease. Notwithstanding the foregoing, this provision may not be invoked to with respect to any event listed in Paragraph 7 or to excuse or delay performance of Paragraphs 5(C), 5(E) or (F).

  10. INTERSTATE SERVICE Except with respect to Switched Service specifically designated as intrastate Service or international Service, the rates provided to Company in a Service Schedule are applicable only to Switched Service if such Service is used for carrying interstate telecommunications (i.e., Service subject to the jurisdiction of the Federal Communications Commission). INNOSYS shall not be obligated to provide Switched Service with end points within a single state or Switched Service which originates/terminates at points both of which are situated within a single state. In those states where INNOSYS is authorized to provide intrastate service (i.e., telecommunications transmission services subject to the jurisdiction of the state regulatory authorities), INNOSYS will, at its option, provide intrastate Service pursuant to applicable state laws, regulations and applicable tariff, if any, filed by INNOSYS with state regulatory authorities as required by applicable law.

  11. NETWORK PROTECTION In the event Company's Service traffic volumes result in a lower than industry standard completion rate or otherwise adversely affect the INNOSYS network (including, but not limited to a looping situation where Company's traffic is delivered by INNOSYS to another carrier for termination and ultimately returned to INNOSYS), INNOSYS reserves the right to block and refuse to accept such adverse traffic at any time, without prior notice or liability.

  12. NOTICES Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by: (i) prepaid first class mail, (ii) facsimile or other means of electronic communication or (iii) delivery as hereafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise shall be deemed to have been received on the fourth business day after the post-marked date thereof; or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the date of transmission, provided that a hard copy is immediately sent by prepaid first class mail as aforesaid; or if delivered by hand, shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out, or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section.
   Notices and other communications shall be addressed as follows:

  a)           In the case of INNOSYS

               INNOSYS COMPUTING, INC.
               907 North Elm Street
               Hinsdale, IL 60521 U. S. A.
               Office:      (    )
               Facsimile: (    )

  b)           In the case of Company:
               ______________________________

               Office: (    )
               Facsimile: (    )
               Attn:

  c)           Billing Address of Company: (If different)

  13. NO-WAIVER. No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach or default by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

  14.          PARTIAL INVALIDITY: GOVERNMENT ACTION

  (A) Partial Invalidity If any term or provision of this Agreement shall be found to be illegal or unenforceable, then, notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect and such term or provision shall be deemed to be deleted.

  (B) Government Action Upon thirty (30) days prior notice, either party shall have the right, without liability to the other, to cancel an affected portion of the Service if any material rate or term contained herein and relevant to the affected Service is substantially changed or found to be unlawful or the relationship between the parties hereunder is found to be unlawful - by order of the highest court of competent jurisdiction to which the matter is appealed, the Federal Communications Commission, or other local, state or federal government authority of competent jurisdiction.

  15. USE OF SERVICE Upon INNOSYS acceptance of a Service Schedule hereunder, INNOSYS will provide the Service specified therein to Company upon condition that the Service shall not be used for any unlawful purpose. The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to third parties.

  16.          CHOICE OF LAW; FORUM AND ARBITRATION

  (A) Law This Agreement shall be construed under the laws of the State of Illinois without regard to choice of law principles.

  (B) Forum Any arbitration, civil action or other legal proceeding arising out of or relating to this Agreement or any dealings between Company, on the one hand, and INNOSYS and/or INNOSYS officers, directors, employees, or agents on the other hand, whether brought before or after any termination of this Agreement, shall be brought and heard only in Illinois and the parties hereto expressly waive any rights under any law or rule to cause any such proceeding to be brought or heard in any other location. Company consents to jurisdiction in any state or federal court located in Illinois in any other legal proceeding arising out of or relating to this Agreement.

  (C) Arbitration Any claim or controversy arising out of or relating to this Agreement or any dealings between Company, on one hand and INNOSYS and/or INNOSYS's officers, directors, employees or agents, on the other hand, shall be resolved by final and binding arbitration in accordance with the rules of the American Arbitration Association (AAA). Any arbitration will be conducted in Chicago. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement and shall not have authority to award punitive or other non-compensatory damages to either party. In order to provide an expeditious resolution of any dispute, the parties agree that: (i) if the parties have not agreed on an arbitrator within ten (10) days after the date of commencement of the arbitration, the AAA shall designate a single arbitrator and that designation shall be final and binding; and (ii) absent extraordinary circumstances, the arbitration hearing shall begin within ninety (90) days from the date of commencement of arbitration, and shall continue each business day thereafter until completed. The award in such arbitration proceeding may be entered in any Court specified in Paragraph 16(B) of this Agreement.

  17.          PROPRIETARY INFORMATION

  (A) Confidential Information The parties understand and agree that the terms and conditions of this Agreement, all documents referenced (including invoices to Company for Service provided hereunder) herein, communications between the parties regarding this Agreement or the Service to be provided hereunder (including price quotes to Company for any Service proposed to he provided or actually provided hereunder) and all information regarding the customers of Company, as well as such information relevant to any other agreement between the parties (collectively "Confidential Information"), are confidential as between Company and INNOSYS.

  (B) Limited Disclosure A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers, and employees of a party or agent's of a party including their respective brokers, lenders, insurance carries or prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process shall only be made after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption.

  (C) Press Releases The parties further agree that any press release, advertisement or publication generated by a party regarding this Agreement, the Service provided hereunder or in which a party desires to mention the name of the other party or the other party's parent or affiliated company(ies), will be submitted to the non-publishing party for its written approval prior to publication.

  (D) Survival and Confidentiality The provisions of this Section 17 will be effective as of the date of this Agreement and remain in full force and effect for a period equal to the longer of: (i) one (1) year following the effective date of this Agreement: or (ii) one (1) year following the termination of all Service hereunder.

  18. SUCCESSORS AND ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that Company shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of INNOSYS, which shall not unreasonably be withheld, and further provided that any assignment or transfer without such consent shall be void.

  19.          GENERAL

  (A) Survival of Terms The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for arbitration, forum selection, indemnification and the making of any and all payments due hereunder.

  (B) Industry Terms Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

  (C) Rules of Construction No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

  (D) Legal Fees In any arbitration, civil action or other legal proceeding arising out of or relating to this Agreement, the prevailing party shall be awarded its costs and reasonable attorneys' fees.

  20. ENTIRE AGREEMENT This Agreement consists of: (i) all the terms and conditions contained herein; in executed
  Service Schedules that are identified herewith; (ii) and all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Service provided hereunder. No subsequent agreement between the parties concerning the Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Company and INNOSYS.


  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


  COMPANY: TGI Technologies, LTD              Innosys Communications, Inc.
  Address:  107 East 3rd Avenue               907 North Elm Street
    Vancouver, BC CANADA V57 1C7              Hinsdale, IL. 61801, USA

  By: /s/Thompson Chu			     By: /s/Younswhan "Nick" Lee
  Title: Chairman			     Title: President

                    SCHEDULE A: SERVICE SCHEDULE

  INNOSYS COMMUNICATIONS, INC. ("INNOSYS") agrees to provide and Company agrees to accept the Service described below, subject to the terms and conditions set forth herein and contained in that certain Telecommunications Services Agreement between Company and INNOSYS dated December 18, 1998. Neither Company or INNOSYS shall be obligated with respect to the Service described below, until this Service Schedule is subscribed to by an authorized representative of Company and INNOSYS.

  1. INNOSYS agrees to provide the INNOSYS Termination Service ("INNOSYS Service") described In Exhibit A hereto to the locations described in Exhibit A for the charges set forth in Exhibit A subject to a Minimum Service Term of Twelve(12) months.

  2. Start of Service for INNOSYS Service will occur concurrently with the activation of each Service Interconnection relevant to the Service in question. The Minimum Monthly Usage calculation for INNOSYS Service will commence as of Thirty
  (30) days following Start of Service.

  3. As of the Requested Service Date, Circuits comprising Service Interconnections will be provided between the INNOSYS POP and the Company Location at the locations set forth below:

  INNOSYS POP Location:     LA

  Company Location:

  Requested Service Date:

  4.           Service Interconnection - Circuit Type/Quantity: 1 T1

  5.           Monthly Recurring Charge Per Circuit/Interconnection:

  6.           Minimum Monthly Usage Per Circuit/Interconnection
  (Minutes*):  100,000

  7.           Minimum Usage Charge Per Minute: 1

  * For purposes of meeting the Minimum Monthly Usage, all INNOSYS provided switched Service products utilized by Company at a INNOSYS POP will be aggregated.

  8. U.S. Domestic (including Alaska, Hawaii, U.S.V.I., and Puerto Rico) calls will be billed in six (6) second increments utilizing Hardware Answer Supervision where available. All international calls, with the exception of Mexico, will be billed in six (6) second increments and subject to a thirty (30) second minimum charge. Mexico calls will be billed in one (1) minute increments.

  9. For domestic termination service, the rate charged varies depending upon whether the call terminates in a tandem owned and operated by a Regional Bell Operating Company ("RBOC
  Rate"), or a local exchange company which is not an RBOC operating company ("Independent Telco").

  10. INNOSYS reserves the right to eliminate Services and/or modify charges for Services, upon not less than thirty
  (30) days prior notice to Company for domestic Services and upon not less than fifteen (15) days prior notice to Company for international Services, which notice will state the effective date for the elimination or modification.


               IN WITNESS WHEREOF, the parties have executed this Service Schedule on 18th day of December, 1998.

  COMPANY:  TGI Technologies, Ltd.           Innosys Communications, Inc.
  Address:  107 East 3rd Avenue              907 North Elm Street
    Vancouver, BC CANADA V5T 1C7             Hinsdale, IL. 61801, USA

  By:______________________________          By: ________________________
               (Signature)                         (Signature)
  Name: ___________________________          Name: ______________________
  Title: __________________________          Title: _______________________

  EXHIBIT A


  1.Billing Frequency: Weekly (30 seconds, 6 seconds thereafter)
  2.Origination of Services: LA
  3.Costs of Interconnection to Innosys Communications, Inc. to be paid by Company.
  4.Rates are specified in the next five pages.